EXHIBIT 99.1
Joint Filing Agreement
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Shares of Beneficial Interest, of Centerline Holding Company, a Delaware Statutory Trust, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of October 18, 2010.

Date: October 18, 2010	NATIXIS NORTH AMERICA LLC

	By:	/s/ Joseph Vuolo
	Name:	Joseph Vuolo
	Title:	Head of Compliance

	By:	/s/ Louis Milano
	Name:	Louis Milano
	Title:	Chief Compliance Officer

NATIXIS FINANCIAL PRODUCTS LLC

	By:	/s/ Joseph Vuolo
	Name:	Joseph Vuolo
	Title:	Head of Compliance

	By:	/s/ Louis Milano
	Name:	Louis Milano
	Title:	Chief Compliance Officer